Exhibit 10.1

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “First Amendment”) is made and entered into by and between PRII HIGH BLUFFS, LLC, a Delaware limited liability company and COLLINS CORPORATE CENTER PARTNERS, LLC, a Delaware limited liability company, as tenants in common (collectively, “Landlord”), and XENCOR, INC., a Delaware corporation (“Tenant”), to be effective on and as of the date on which Landlord executes this First Amendment as set forth on the signature page hereto (the “Effective Date”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated June 21, 2017 (the “Lease”), pursuant to which Tenant now leases from Landlord certain premises designated as Suite 200, consisting of approximately 23,746 rentable square feet (the “Premises”) on the second (2nd) floor of the building located at 12481 High Bluff Drive, San Diego, California 92130 (the “Building”), all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to, among other things, extend the Lease Term, and to modify certain other terms and provisions of the Lease, all as more particularly provided in this First Amendment below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and in this First Amendment, the parties agree that, as of the Effective Date, the Lease is hereby modified and amended as set out below:

1.	Definitions. All capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Lease, unless otherwise defined in this First Amendment.
2.	Recitals. The recitals set forth above are true and correct and are incorporated into this First Amendment by reference as if fully set forth in this First Amendment below.
3.	Extension Term. The Lease Term, which is currently scheduled to expire on August 31, 2022, is hereby extended for an additional period of sixteen (16) months commencing on September 1, 2022 (the “Extension Term Commencement Date”) and continuing through and expiring on December 31, 2023 (such period, the “Extension Term”), upon and subject to all of the existing terms of the Lease, as amended by this First Amendment.
4.	Basic Annual Rent. For the duration of the Lease Term, as extended by the Extension Term, Tenant shall continue to pay Basic Annual Rent attributable to the Premises in accordance with the existing terms and provisions of the Lease applicable thereto; provided, however, commencing on and as of the Extension Term Commencement Date and continuing for the duration of the Extension Term, the Basic Annual Rent attributable to the Premises shall be in the following amounts:

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Period	Monthly Basic Annual Rent*	Approx. Monthly Rate Per Rentable Sq. Ft.
09/01/22 – 08/31/23	$102,107.80	$4.30
09/01/23 – 12/31/23	$105,171.03	$4.43

*Landlord and Tenant acknowledge that the initial “Monthly Basic Annual Rent” was calculated by multiplying the stipulated rentable square footage of the Premises (23,746 rentable square feet) by the initial “Monthly Rate Per Rentable Square Foot” in the table above, and then the succeeding amounts for each column were calculated by escalating the initial amounts by 3.0%.

5.	Additional Rent. For the duration of the Lease Term, as extended by the Extension Term, Tenant shall continue to pay Additional Rent, including, without limitation, Tenant’s Proportionate Share of Operating Costs, in accordance with the existing terms and provisions of the Lease applicable to the calculation thereof.
6.	Condition of the Premises. Tenant is currently in possession of the Premises and, for the Extension Term, Tenant continues to lease from Landlord the Premises in its existing “AS-IS,” “WHERE-IS,” and “WITH ALL FAULTS” condition, and Tenant acknowledges that Landlord shall have no obligation to refurbish or otherwise improve the Premises or provide allowances after the Effective Date hereof. Tenant acknowledges and agrees that any and all obligations of Landlord in the Lease to perform improvements or provide allowances, if any, have been satisfied, including, without limitation, Landlord’s obligation to pay the Landlord’s Construction Allowance set forth in Item 18 of the Basic Lease Provisions and Exhibit B to the Lease.
7.	Landlord’s Address for Notices. Landlord’s address for all notices to be delivered under the Lease, originally set forth in Item 14 of the Basic Lease Provisions of the Lease, is hereby amended to be as follows (or to such other address that Landlord may later designate in writing):

PRII High Bluffs LLC

c/o PGIM Real Estate

101 California Street, 40th Floor

San Francisco, CA 94111

Attention: PRISA II Asset Manager

with copies to:

PRII High Bluffs LLC

c/o PGIM Real Estate

7 Giralda Farms

Madison, NJ 07940

Attention: Legal

And

PRII High Bluffs LLC

c/o Unire Real Estate Group, Inc.

675 Placentia Avenue, Suite 200
Brea, CA 92821

Attn: Mark Harryman

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8.	No Preferential Rights or Options. Notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant stipulate and agree that Tenant has no preferential rights or options under the Lease, as herein amended, such as any rights of renewal, expansion, reduction, refusal, offer, purchase, cancellation, termination, relocation, or any other such preferential rights or options; such rights or options originally set forth in the Lease, including, without limitation, the extension option set forth on Addendum One to the Lease and the right of first offer set forth on Addendum Two to the Lease, being hereby null and void in their entirety and of no further force or effect.
9.	CASp Disclosure. As of the Effective Date, the Premises has not undergone an inspection by a Certified Access Specialist (CASp). In accordance with California Civil Code Section 1938, Landlord makes the following disclosure to Tenant:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

Except as otherwise expressly agreed upon in writing by Landlord, Landlord shall not have any obligation for the payment of the CASp fee or the cost of making repairs pursuant thereto, nor shall Landlord have any liability to Tenant arising out of or related to the fact that neither the Building nor the Premises has been inspected by a CASp, and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord or the Building as a result of or in connection therewith.

10.	Estoppel. Tenant hereby represents, warrants, and agrees that: (i) there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice or passage of time or both, would constitute a breach, default, or event of default by Landlord under the Lease; (ii) the Lease continues to be a legal, valid, and binding agreement and obligation of Tenant; and (iii) Tenant has no current offset or defense to its performance or obligations under the Lease.
11.	Brokers. Tenant warrants that it has had no dealings with any broker or agent other than Jones Lang LaSalle Brokerage, Inc. and Cushman & Wakefield (collectively, the “Brokers”) in connection with the negotiation or execution of this First Amendment, and Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, other than Brokers, with respect to this First Amendment.
12.	Cannabis. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances, or any office uses related to the same.
13.	ERISA. Tenant represents, warrants and covenants to Landlord and the Landlord Entities that, as of the date hereof and throughout the Term of the Lease, Tenant is not, and is not entering into this

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First Amendment on behalf of, (i) an employee benefit plan, (ii) a trust holding assets of such a plan or (iii) an entity holding assets of such a plan. Notwithstanding any terms to the contrary in the Lease or in this First Amendment, in no event may Tenant assign or otherwise transfer its interest under the Lease to a third party who is, or is entering into the assignment or Lease on behalf of, (a) an employee benefit plan, (b) a trust holding assets of such a plan or (c) an entity holding assets of such a plan if such assignment or other transfer would or could cause Landlord to incur any prohibited transaction excise tax penalties or other materially adverse consequences under the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended or similar law. Notwithstanding any provision in the Lease or this First Amendment to the contrary, the representations, warranties, covenants and agreements set forth in this Section are intended to inure to the benefit of both Landlord and the Landlord Entities and the Landlord Entities shall be entitled to rely hereon and enforce the provisions of this Section. Tenant acknowledges and agrees that as a condition to the effectiveness of any assignment of, or sublease under, the Lease or any other transfer or change of control, and as a requirement and condition of the effectiveness of any consent to assignment, sublease, transfer, or change of control by Landlord pursuant to the Lease, Tenant shall reaffirm or cause the assignee, sublessee, or transferee, as applicable, to reaffirm, on behalf of itself or such assignee, sublessee, or transferee, as applicable, the representations of this Section 13 and Section 14 below, and it shall be reasonable for Landlord to refuse to consent to an assignment, sublease, transfer, or change of control in the absence of such reaffirmation.
14.	Tenant Compliance.
(a)	OFAC Compliance. Tenant certifies, represents, warrants and covenants to Landlord that: (i) it is not, and shall not during the Lease Term become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including, without limitation, persons and entities named on the Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons List (collectively, “Prohibited Persons”); (ii) to the best of its knowledge, it is not currently engaged in any transactions, provision of services to, or dealings with, or otherwise associated with, any Prohibited Persons, nor otherwise engaged in any activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building; and (iii) it will not, during the Lease Term, engage in any transactions, provide services to, deal with, or be otherwise associated with, any Prohibited Persons, nor will it engage in any other activity that would violate Anti-Terrorism Laws in connection with the use or occupancy of the Premises or the Building.
(b)	Anti-Corruption Compliance. Tenant certifies, represents, warrants and covenants to Landlord that it shall not during the Lease Term engage in activities that would violate the provisions of the U.S. Foreign Corrupt Practices Act and the anti-bribery laws of other nations generally. Accordingly, (i) Tenant has not, and shall not, in connection with its performance under the Lease, or in connection with any other business transactions involving Landlord or the Premises, made, promised, or offered to make any payment or transfer of anything of value, directly or indirectly to any US or non-US government official or to an intermediary for payment to any such government official; and, (ii) Tenant has not, and shall not, in connection with its performance under the Lease, or in connection

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with any other business transactions involving Landlord or the Premises, made, promised, or offered to make any payments or transfers of value that have the purpose or effect of public or commercial bribery, or acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business.
(c)	Anti-Money Laundering Compliance. Tenant certifies, represents, warrants and covenants to Landlord that it shall not during the Lease Term engage in activities that would violate the provisions of the US Bank Secrecy Act as amended by the USA Patriot Act (“AML Laws”). In this regard Tenant will not engage in, facilitate or permit the Premises or the Building to be used in connection with transactions that in any way involve the proceeds of crime under US law or are related to the financing of terrorist activities. Further, Tenant will not use proceeds of crime to pay its obligations under the Lease.
(d)	Breach. If at any time after the date hereof Tenant becomes a Prohibited Person or is accused by The Office of Foreign Assets Control or other Federal Authorities of being associated with a person designated as a Prohibited Person, then it shall notify Landlord within five (5) business days after becoming aware of such designation. If at any time after the date hereof Tenant becomes a Prohibited Person or Tenant otherwise breaches any certification, representation, warranty or covenant set forth in this Section 14, then such event shall constitute an event of default hereunder, entitling Landlord to any and all remedies under the Lease or at law or in equity (including the right to terminate the Lease), without affording Tenant any notice or cure period. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify, and hold harmless Landlord from and against any and all claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants. Tenant’s indemnification obligations in this Section 14 shall survive the expiration or earlier termination of the Lease.
15.	Entire Agreement/Conflict. The transmission of this document by Landlord does not constitute an offer by Landlord and shall not be binding on Landlord until its execution by Landlord. The Lease, as amended by this First Amendment, sets forth the entire agreement between the parties with respect to the matters set forth herein and any exhibits, schedules and appendixes attached to this First Amendment are incorporated herein as if fully set forth in this First Amendment and shall be deemed to be a part of this First Amendment. There have been no additional oral or written representations or agreements. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions; however, Tenant shall not be entitled, in connection with entering into this First Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, unless otherwise expressly provided in this First Amendment. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.
16.	Miscellaneous. This First Amendment shall be construed and enforced in accordance with the laws of the state in which the Premises are located. Time is of the essence with respect to all of Tenant’s obligations and deadlines set forth in this First Amendment. No provision of this First Amendment may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this First Amendment shall in no way impair or invalidate any other provision of this First Amendment, and such remaining provisions shall remain in full force and effect. Notwithstanding

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anything to the contrary in the Lease or herein, Landlord shall never be liable for consequential, special, or indirect damages under the Lease.
17.	Joint Product/Headings. This First Amendment is the result of arms-length negotiations between Landlord and Tenant, both of whom were represented by their respective attorneys. Accordingly, neither party shall be deemed to be the author of this First Amendment and this First Amendment shall not be construed against either party. The section and paragraph headings of this First Amendment are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.
18.	Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange counterparts of this First Amendment via attachment to electronic mail (*.pdf or similar file types). The parties further agree that counterparts of this First Amendment hereto may be signed electronically via Adobe Sign, DocuSign protocol or other electronic platform. All such signatures may be used in the place of original "wet ink" signatures to this First Amendment and shall have the same legal effect as the physical delivery of an original signature.
19.	Authority. Tenant and each person signing this First Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is duly organized and an existing legal entity, in good standing in the State in which the Premises are located; (ii) Tenant has and is qualified to do business in the State in which the Premises are located; (iii) Tenant has the full right and authority to enter into this First Amendment; and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office Lease Agreement as of the dates shown below, to be effective for all purposes, however, as of the Effective Date.

LANDLORD:

PRII HIGH BLUFFS LLC, AND

COLLINS CORPORATE CENTER PARTNERS, LLC, AS TENANTS IN COMMON

By:PRII BLUFFS LLC,

a Delaware limited liability company,

as Owner Agent

By:Cognac High Bluffs LLC,

a Delaware limited liability company,

its managing member

By:PRISA II LHC, LLC,

a Delaware limited liability company,

its sole member

By: /s/ Nicole Diggs

Name: Nicole Diggs

Title: Vice President

Date: May 19, 2022

TENANT:

XENCOR, INC.,

a Delaware corporation

By: /s/ John Kuch

Name: John Kuch

Title: CFO

Date: May 17, 2022

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